UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2009 (December 17, 2009)

Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-33357 (Commission File Number)	65-0643773 (IRS Employer Identification No.)

2 Snunit Street Science Park, POB 455 Carmiel, Israel (Address of principal executive offices)	20100 (Zip Code)
Registrant’s telephone number, including area code +972-4-988-9488
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 17, 2009, Protalix BioTherapeutics, Inc. (the “Company”), entered into an employment agreement with Sandra L. Lauterbach (the “Employment Agreement”), pursuant to which Ms. Lauterbach will serve as the Company’s Vice President, Sales and Commercial Affairs. A description of the Employment Agreement is contained in Item 5.02 below, which is incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     The Company appointed Ms. Lauterbach to serve as its Vice President, Sales and Commercial Affairs, effective December 18, 2009. Pursuant to the Employment Agreement, Ms. Lauterbach’s annual base salary is $180,000 and the Company may elect to pay her an annual discretionary bonus in an amount and based upon criteria determined by either the Compensation Committee of the Company’s Board of Directors (the “Board”), or the entire Board, at their sole discretion. She is also entitled to certain health care insurance benefits and contributions to retirement plans, and allowances for car and cell phone expenses. In connection with the Employment Agreement, the Company recommended to the Board’s Compensation Committee that Ms. Lauterbach be granted a stock option to purchase 160,000 shares of the Company’s common stock (“Option”) at an exercise price equal to not less than the market price of the common stock on the date of grant. The Company further recommended that the Option vest over a period of four years, with 25% of the Option vesting upon the lapse of one year from the date of grant (the “Initial Vesting Date”) and the remainder of the Option vesting on a quarterly basis in 12 equal installments, commencing on the Initial Vesting Date. The unvested portion of the Option will vest automatically upon a change of control of the Company. The Employment Agreement is terminable by either party on 60 days’ written notice for any reason and the Company may terminate the Employment Agreement for cause without notice.
     Prior to joining the Company, Ms. Lauterbach, 40, was the Vice President of Marketing, Endocrinology of EMD Serono, Inc., from July 2008 through July 2009. Prior to that, from August 2003 through July 2008, she served in a number of positions at Genzyme Corporation, the last position being the Senior Director, Global Marketing for Fabrazyme. Ms. Lauterbach holds a B.Sc. in Molecular Biology from the University of Wisconsin and an MBA from the University of South Florida.
Item 8.01. Other Events
On December 17, 2009, the Company issued a press release announcing the hiring of Ms. Lauterbach. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
10.1	Employment Agreement by and between Protalix BioTherapeutics, Inc., and Sandra Lauterbach dated as of December 17, 2009.
99.1	Press release dated December 17, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: December 22, 2009	By:	/s/ David Aviezer
		Name:	David Aviezer, Ph.D.
		Title:	President and Chief Executive Officer

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